Exhibit 99

FOR RELEASE 6:00 AM EST, TUESDAY, NOVEMBER 4, 2008

Contact:                      Robert S. Tissue, Sr. Vice President & CFO
Telephone:                 (304) 530-0552
Email:                           rtissue@SummitFGI.com

SUMMIT FINANCIAL GROUP REPORTS THIRD QUARTER 2008 EARNINGS

MOOREFIELD, WV -- October 30, 2008 -- Summit Financial Group, Inc. (“Company” or “Summit”) (NASDAQ: SMMF) today reported a net loss for the third quarter of $7.7 million, or $1.03 per diluted share, compared with third quarter 2007 earnings from continuing operations of $3.8 million, or $0.50 per diluted share. Third quarter 2008 results include a $12.0 million provision for loan losses that reflects the higher levels of nonperforming loans in the current quarter, as well as a non-cash other-than-temporary impairment charge of $4.5 million pre-tax ($2.8 million after-tax) relating to the further write-down to fair value of Summit’s investments in  Fannie Mae and Freddie Mac preferred stock.

Excluding from third quarter operating earnings the 2008 impact of this impairment charge and a 2007 pre-tax gain of $752,000 ($474,000 after-tax) from the change in the fair value of interest rate swaps, pro forma third quarter results were a loss of $4.8 million for 2008, or $0.65 per diluted share, compared with pro forma 2007 income from continuing operations of $3.3 million, or $0.44 per diluted share.

H. Charles Maddy III, president and chief executive officer of Summit Financial Group, stated, “Obviously we are disappointed with our operating results for this quarter, but we are encouraged that our core earnings capacity remains solid going forward and we are confident that we have provided appropriately for our known problem assets.  Accordingly, we anticipate our fourth quarter 2008 earnings will range between $0.45 and $0.48 per diluted share.”

Highlights for the 2008 third quarter include:

•
A $12.0 million provision for possible loan losses recorded this quarter, raising the allowance for loan losses to 1.83 percent of loans in response to recently identified nonperforming loans of $49.9 million.

•
Recorded an other-than-temporary impairment charge of $4.5 million to reflect Fannie Mae and Freddie Mac preferred stock investments at their fair values as of September 30, 2008 as a result of the third quarter announcement by the U.S. Treasury and the Federal Housing Finance Agency (“FHFA”) that both Fannie Mae and Freddie Mac were being placed under conservatorship and that management of the entities would be under the control of the FHFA.  The plan announced by the U.S. Treasury and FHFA included the elimination of dividends on all Fannie Mae and Freddie Mac preferred stock issuances.

•	Operating revenues, excluding nonrecurring items, increased 4.6 percent over the prior-year third quarter but declined 9.5 percent from the linked quarter.

•	A decline of 39 basis points in the net interest margin was primarily due to $1.6 million of interest income reversed when loans were placed on nonaccrual status in the current quarter.

•	Loan growth of $172.3 million, or 17.3 percent year-over-year, was derived principally from commercial real estate and residential mortgages.

•
Plans to complete the acquisition of Greater Atlantic Bank are proceeding according to the revised agreement entered into on June 10, 2008; it is anticipated that the merger will be completed in the fourth quarter of 2008 subject to regulatory approval.

For the nine months ended September 30, 2008, the Company recorded a net loss of $1.3 million, or $0.17 per diluted share, compared with net income from continuing operations of $9.7 million, or $1.33 per diluted share, for the prior-year nine month period.  Excluding other-than-temporary impairment charges relating to Fannie Mae and Freddie Mac aggregating $6.0 million for 2008 ($3.80 million after-tax) and pre-tax changes in the fair value of interest rate swaps of $705,000 and $694,000 in 2008 and 2007, respectively, pro forma earnings for the nine months ended September 30, 2008 were $2.1 million, or $0.28 per diluted share, compared with pro forma net income from continuing operations of $9.2 million, or $1.27 per diluted share, for the first nine months of 2007.

“In the space of one short quarter, Summit caught up with the rest of the world,” commented Mr. Maddy. “Despite the quality of our borrowers and our markets, the real estate crisis and its ensuing impact on financial markets have finally reached our shores. Summit serves an affluent clientele, possessing resources that have sustained loan performance far into this real estate cycle. Unfortunately, and for different reasons, several of our larger real estate developers ran out of cash at the same time.

“We are responding aggressively to the situation.  Each of these projects is basically sound, and we have several workout strategies available to us. We are in the process of developing a plan for each project that will reduce our exposures expeditiously while we strive to minimize potential losses,” Mr. Maddy continued.  “We doubled our loan loss reserve this quarter, which now stands at a very strong 1.83 percent of loans, and believe we are adequately reserved to cover losses associated with these recently identified problem assets.”

Total revenue, composed of net interest income and noninterest income, was $8.2 million for the third quarter of 2008, down 36.4 percent from year-ago revenue of $12.9 million.  Excluding the 2008 impairment charge on securities and the 2007 changes in fair value of interest rate swaps, operating revenue for third quarter 2008 was $12.7 million, up 4.6 percent from the $12.2 million reported in the third quarter of 2007.  Net interest income was $10.4 million for the current period, 3.9 percent higher than the $10.0 million reported for the year-ago quarter. Growth resulted from an 18.0 percent increase in average earning assets year-over-year partially offset by a 39 basis point decline in the net interest margin to 2.89 percent.

Mr. Maddy remarked, “Our goal has been to maintain a neutral balance sheet and a stable net interest margin, and we have been consistently successful quarter after quarter; over the previous four quarters, for example, the margin has varied within a narrow band from 3.24 percent to 3.33 percent.  During the current quarter, however, we reversed $1.6 million from interest income when we transferred $49.9 million of loans to nonaccrual status; had this not been the case, our margin would have been in excess of 3.30 percent for the current quarter .  On a going forward basis, lost interest income from nonaccrual loans should  approximate $770,000 each quarter given the present level of nonperforming loans.  Consistent with past experience, we do not anticipate any material impact from the recent 50 basis point cut in the fed funds rate.”

Noninterest income, reported on a GAAP basis, was a loss of $2.2 million for the 2008 third quarter compared with income of $2.9 million for the year-ago quarter.  Excluding the securities impairment charge of $4.5 million in the current quarter and the $752,000 change in fair value of interest rate swaps in the 2007 quarter, noninterest income from operations totaled $2.3 million for the 2008 third quarter and $2.2 million for the 2007 third quarter. Insurance commissions of approximately $1.3 million each quarter, primarily from the Kelly Agencies, should contribute an after-tax profit of approximately $400,000 for the full year.

The $12.0 million provision for loan losses recorded this quarter was the primary factor contributing to the decline in operating earnings, up from $525,000 in the year-ago period and $1.8 million in the second quarter of 2008.  Although only $917,000 was charged off this quarter, management estimates that the loss potential associated with the $50 million of loans transferred to nonaccrual status should be less than $10 million. After a thorough review of its loan portfolio metrics and problem loans, management anticipates that the provision for loan losses should return to its normal level of approximately $750,000 in the fourth quarter (barring unforeseen circumstances which are not apparent at this time).  Year-to-date, Summit had net charge-offs of $2.5 million, or 0.30 percent of average loans (annualized); this compares with net charge-offs of $0.8 million, or 0.11 percent of average loans for the 2007 nine-month period.

Noninterest expense was generally well controlled, up 6.8 percent or $465,000 from the year-ago third quarter, to $7.3 million. Salaries and employee benefits, which accounted for 56.5 percent of noninterest expense in the current quarter, were $4.1 million, up 1.5 percent over prior year, when they were 59.4 percent of noninterest expense.  The other expense category accounted for the majority of the year-over-year increase, up $344,000, or 21.1 percent, to $2.0 million; FDIC premium was up $135,000; telephone expense was up $60,000 and foreclosure and repossession expenses increased $54,000.  Summit’s efficiency ratio, based on continuing operations and excluding one-time nonrecurring items, was 54.52 percent for the current quarter, 61 basis points higher than the year-ago ratio of 53.91 percent primarily from the reversal of interest income from loans placed on nonaccrual status this quarter.

Assets at September 30, 2008 were $1.6 billion, up $226.6 million, or 16.9 percent, since the 2007 third quarter-end.  Total loans were $1.2 billion at period end, up $172.3 million or 17.3 percent during the same twelve month period.  Year over year loan growth was mainly derived from commercial real estate and 1-4 family residential mortgages, which increased $71.6 million, or 20.3 percent, and $62.0 million, or 20.3 percent, respectively. Construction and development (C&D) loans outstanding were $225.6 million at third quarter 2008, up $13.0 million or 6.1 percent from a year-ago.

For the most recent quarter, loan growth slowed to 2.3 percent (9.2 percent annualized), increasing by $26.2 million.  The majority of loan growth ($16.8 million, or 64 percent of the total) was in the commercial real estate and C&D loan categories, which grew 33.63 percent and 30.43 percent, respectively.

Commercial real estate and 1-4 family residential mortgages represent 36.3 percent and 31.4 percent of total loans, respectively, at September 30, 2008.  Non-real estate related commercial loans accounted for 9.8 percent  of the loan portfolio, while C&D loans of $225.6 million represented 19.3 percent of total loans, down from 21.3 percent at September 30, 2007; C&D loans were the only category to reduce significantly over the course of the past year.

Nonperforming loans were $59.8 million, or 5.13 percent of total loans, at September 30, 2008, compared with $15.6 million, or 1.37 percent of loans, for the linked quarter, and $6.9 million, or 0.69 percent, for the year-ago quarter.  During the current quarter, $49.9 million of loans were placed on nonaccrual, offset by a net reduction of $9.7 million of nonperforming loans through reclassification to performing status ($3.4 million), payoffs ($826,000), charge-offs ($656,000) and transfer to OREO ($625,000).  The loans reclassified to nonperforming status this quarter principally consist of four projects:

•
A completed hotel and adjacent golf course in northern Virginia, having a total loan balance of $23.7 million, which opened late this summer and has yet to stabilize its operations to the point to generate sufficient cash flow to service its debt.

•
3 projects in VA and WV consisting of developed and partially developed residential lots, representing total loan balances of $21.5 million. Prices are depressed and sales have been slower than anticipated.

Mr. Maddy commented that these projects had been performing until recently   He added, “These are all viable projects, but the absorption rates are too slow in this weak market to repay our loans. We have credit staff in-house with extensive experience to manage the workout process to a favorable conclusion; we anticipate that the level of nonperforming loans should reduce to approximately 2.5 percent of loans within a six month period through aggressive collection efforts and discounted sales of our collateral.”

At September 30, 2008, foreclosed real estate was $2.3 million compared with $2.5 million for the linked quarter and $815,000 for the year-ago quarter.

Loans in the 30-89 day delinquent category totaled $13.8 million at September 30, 2008, down from $39.6 million for the preceding quarter and $7.5 million at September 30, 2007.  Residential mortgages accounted for $8.5 million of third quarter 2008 delinquencies, with three larger loans in Virginia representing $2.7 million.

For the current quarter, net charge-offs were $917,000, or an annualized 0.32 percent of average loans, compared with $999,000, or an annualized 0.36 percent for the linked quarter, and $566,000, or 0.23 percent annualized for the year earlier period.  The $12.0 million loan loss provision recorded this quarter raised the loan loss reserve to 1.83 percent of loans at September 30, 2008 compared with 0.91 percent for the linked quarter and 0.88 percent at September 30, 2007.

Total deposits at September 30, 2008 were $945.2 million compared with $857.7 million at June 30, 2008 and $828.6 million for the year-ago quarter, an increase of $87.5 million or 10.2 percent, and $116.6, or 14.1 percent, respectively.  Core deposits were approximately 70 percent of total deposits in the current quarter compared with 74 percent in the linked quarter and 77 percent in the year-ago quarter. Despite a greater reliance on time deposits to meet funding needs, Summit has maintained a consistent margin through diversification of funding sources, in particular, the Federal Home Loan Bank.

Shareholders' equity at September 30, 2008 was $80.5 million, a decrease of 13.9 percent over the last twelve months.  Capital ratios for Summit and its banking subsidiary, Summit Community Bank, remain in excess of regulatory requirements for “well-capitalized”, the highest regulatory capital requirement under Federal regulation.  As of third quarter-end, common shares outstanding totaled 7,410,791 compared with 7,402,666 for the 2007 third quarter.

ABOUT THE COMPANY

Summit Financial Group, Inc., a financial holding company with total assets of $1.6 billion, operates fifteen banking locations through its wholly-owned community bank, Summit Community Bank, headquartered in Moorefield, West Virginia.  Summit also operates Summit Insurance Services, LLC headquartered in Moorefield, West Virginia.

FORWARD-LOOKING STATEMENTS

This press release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Act of 1995) that are based on current expectations that involve a number of risks and uncertainties.  Words such as “expects”, “anticipates”, “believes”, “estimates” and other similar expressions or future or conditional verbs such as “will”, “should”, “would” and “could” are intended to identify such forward-looking statements.

Although we believe the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially.  Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking laws and regulations; changes in tax laws; the impact of technological advances; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; and changes in the national and local economies.  We undertake no obligation to revise these statements following the date of this press release.

NON-GAAP FINANCIAL MEASURES

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America ("GAAP").  Specifically, Summit adjusted several GAAP performance measures to exclude the effects of the non-cash, other-than-temporary impairment charges on securities recorded in the 2nd and 3rd quarters of 2008 and to exclude the effects of the non-cash changes in fair value of interest rate swaps included in its Statements of Income.  Management deems these items to be unusual in nature and believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of Summit's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2008 vs Q3 2007

	For the Quarter Ended		Percent
Dollars in thousands	9/30/2008	9/30/2007	Change
Condensed Statements of Income
Interest income
Loans, including fees	$18,527	$19,921	-7.0%
Securities	4,108	3,446	19.2%
Other	2	9	-77.8%
Total interest income	22,637	23,376	-3.2%
Interest expense
Deposits	6,704	8,627	-22.3%
Borrowings	5,549	4,753	16.7%
Total interest expense	12,253	13,380	-8.4%
Net interest income	10,384	9,996	3.9%
Provision for loan losses	12,000	525	2185.7%
Net interest income after provision
for loan losses	(1,616)	9,471	-117.1%
Noninterest income
Insurance commissions	1,337	1,303	2.6%
Service fee income	828	788	5.1%
Other-than-temporary impairment of securities	(4,495)	-	n/a
Net cash settlement on interest rate swaps	-	(181)	-100.0%
Change in fair value of interest rate swaps	-	752	-100.0%
Other income	155	244	-36.5%
Total noninterest income	(2,175)	2,906	-174.8%
Noninterest expense
Salaries and employee benefits	4,113	4,054	1.5%
Net occupancy expense	489	466	4.9%
Equipment expense	538	496	8.5%
Professional fees	173	176	-1.7%
Other expenses	1,972	1,628	21.1%
Total noninterest expense	7,285	6,820	6.8%
Income from continuing operations before income taxes	(11,076)	5,557	-299.3%
Income taxes	(3,402)	1,802	-288.8%
Income from continuing operations	(7,674)	3,755	-304.4%
Discontinued operations
Exit costs and impairment of long-lived assets	-	-	n/m
Operating income (loss)	-	(200)	n/m
Income (loss) from discontinued operations
before income taxes	-	(200)	n/m
Income taxes	-	(69)	n/m
Income (loss) from discontinued operations	-	(131)	n/m

Net Income	$(7,674)	$3,624	-311.8%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Quarterly Performance Summary -- Q3 2008 vs Q3 2007

	For the Quarter Ended		Percent
	9/30/2008	9/30/2007	Change
Per Share Data
Earnings per share from continuing operations
Basic	$(1.04)	$0.51	-303.9%
Diluted	$(1.03)	$0.50	-306.0%
Earnings per share from discontinued operations
Basic	$-	$(0.02)	-100.0%
Diluted	$-	$(0.02)	-100.0%
Earnings per share
Basic	$(1.04)	$0.49	-312.2%
Diluted	$(1.03)	$0.48	-314.6%

Average shares outstanding
Basic	7,410,791	7,399,213	0.2%
Diluted	7,445,242	7,458,515	-0.2%

Performance Ratios
Return on average equity	-34.71%	16.13%	-315.2%
Return on average equity - continuing operations	-34.71%	16.71%	-307.7%
Return on average assets	-1.99%	1.11%	-279.3%
Return on average assets - continuing operations	-1.99%	1.15%	-273.0%
Net interest margin	2.89%	3.28%	-11.9%
Efficiency ratio (A)	54.52%	55.49%	-1.7%
Efficiency ratio - continuing operations (A)	54.52%	53.91%	1.1%

            NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2008 vs 2007

	For the Nine Months Ended		Percent
Dollars in thousands	9/30/2008	9/30/2007	Change
Condensed Statements of Income
Interest income
Loans, including fees	$58,173	$57,712	0.8%
Securities	11,655	9,832	18.5%
Other	8	43	-81.4%
Total interest income	69,836	67,587	3.3%
Interest expense
Deposits	20,263	26,537	-23.6%
Borrowings	16,876	12,324	36.9%
Total interest expense	37,139	38,861	-4.4%
Net interest income	32,697	28,726	13.8%
Provision for loan losses	14,750	1,305	1030.3%
Net interest income after provision
for loan losses	17,947	27,421	-34.6%
Noninterest income
Insurance commissions	3,939	1,719	129.1%
Service fee income	2,395	2,141	11.9%
Other-than-temporary impairment of securities	(6,036)	-	-
Net cash settlement on interest rate swaps	(170)	(544)	-68.8%
Change in fair value of interest rate swaps	705	694	1.6%
Other income	968	649	49.2%
Total noninterest income	1,801	4,659	-61.3%
Noninterest expense
Salaries and employee benefits	12,695	10,518	20.7%
Net occupancy expense	1,407	1,292	8.9%
Equipment expense	1,606	1,436	11.8%
Professional fees	473	543	-12.9%
Other expenses	5,341	4,399	21.4%
Total noninterest expense	21,522	18,188	18.3%
Income from continuing operations before income taxes	(1,774)	13,892	-112.8%
Income taxes	(518)	4,223	-112.3%
Income from continuing operations	(1,256)	9,669	-113.0%
Discontinued operations
Exit costs and impairment of long-lived assets	-	123	n/a
Operating income (loss)	-	(798)	-100.0%
Income (loss) from discontinued operations
before income taxes	-	(675)	-100.0%
Income taxes	-	(231)	-100.0%
Income (loss) from discontinued operations	-	(444)	-100.0%

Net Income	$(1,256)	$9,225	-113.6%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nine Month Performance Summary -- 2008 vs 2007

	For the Nine Months Ended		Percent
	9/30/2008	9/30/2007	Change
Per Share Data
Earnings per share from continuing operations
Basic	(0.17)	1.34	-112.7%
Diluted	(0.17)	1.33	-112.8%
Earnings per share from discontinued operations
Basic	-	(0.06)	-100.0%
Diluted	-	(0.06)	-100.0%
Earnings per share
Basic	$(0.17)	$1.28	-113.3%
Diluted	$(0.17)	$1.27	-113.4%

Average shares outstanding
Basic	7,409,986	7,190,875	3.0%
Diluted	7,447,313	7,252,778	2.7%

Performance Ratios
Return on average equity	-1.82%	14.41%	-112.6%
Return on average equity - continuing operations	-1.82%	15.11%	-112.0%
Return on average assets	-0.11%	0.97%	-111.3%
Return on average assets - continuing operations	-0.11%	1.01%	-110.9%
Net interest margin	3.16%	3.27%	-3.4%
Efficiency ratio (A)	52.11%	55.65%	-6.4%
Efficiency ratio - continuing operations (A)	52.11%	52.99%	-1.7%

            NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
Dollars in thousands	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
Condensed Statements of Income
Interest income
Loans, including fees	$18,527	$19,576	$20,069	$20,199	$19,921
Securities	4,108	3,761	3,786	3,590	3,446
Other	2	3	4	8	9
Total interest income	22,637	23,340	23,859	23,797	23,376
Interest expense
Deposits	6,704	6,435	7,124	7,759	8,627
Borrowings	5,549	5,530	5,796	5,697	4,753
Total interest expense	12,253	11,965	12,920	13,456	13,380
Net interest income	10,384	11,375	10,939	10,341	9,996
Provision for loan losses	12,000	1,750	1,000	750	525
Net interest income after provision
for loan losses	(1,616)	9,625	9,939	9,591	9,471
Noninterest income
Insurance commissions	1,337	1,275	1,327	1,157	1,303
Service fee income	828	824	743	863	788
Other-than-temporary impairment of securities	(4,495)	(1,541)	-	-	-
Net cash settlement on interest rate swaps	-	-	(170)	(183)	(181)
Change in fair value of interest rate swaps	-	-	705	783	752
Other income	155	570	243	78	244
Total noninterest income	(2,175)	1,128	2,848	2,698	2,906
Noninterest expense
Salaries and employee benefits	4,113	4,187	4,395	4,090	4,054
Net occupancy expense	489	443	476	466	466
Equipment expense	538	533	534	568	496
Professional fees	173	182	118	152	176
Other expenses	1,972	1,804	1,566	1,634	1,628
Total noninterest expense	7,285	7,149	7,089	6,910	6,820
Income before income taxes	(11,076)	3,604	5,698	5,379	5,557
Income taxes	(3,402)	1,010	1,874	1,511	1,802
Income from continuing operations	(7,674)	2,594	3,824	3,868	3,755
Discontinued operations
Exit costs and impairment of long-lived assets	-	-	-	(435)	-
Operating income (loss)	-	-	-	(9,549)	(200)
Income (loss) from discontinued operations
before income taxes	-	-	-	(9,984)	(200)
Income taxes	-	-	-	(3,347)	(69)
Income (loss) from discontinued operations	-	-	-	(6,637)	(131)

Net Income	$(7,674)	$2,594	$3,824	$(2,769)	$3,624

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Five Quarter Performance Summary

	For the Quarter Ended
	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007
Per Share Data
Earnings per share from continuing operations
Basic	$(1.04)	$0.35	$0.52	$0.52	$0.51
Diluted	$(1.03)	$0.35	$0.51	$0.52	$0.50
Earnings per share from discontinued operations
Basic	$-	$-	$-	$(0.89)	$(0.02)
Diluted	$-	$-	$-	$(0.89)	$(0.02)
Earnings per share
Basic	$(1.04)	$0.35	$0.52	$(0.37)	$0.49
Diluted	$(1.03)	$0.35	$0.51	$(0.37)	$0.48

Average shares outstanding
Basic	7,410,791	7,410,217	7,408,941	7,401,684	7,399,213
Diluted	7,445,242	7,448,170	7,449,105	7,450,049	7,458,515

Performance Ratios
Return on average equity	-34.71%	11.16%	16.55%	-11.62%	16.13%
Return on average equity - continuing operations	-34.71%	11.16%	16.55%	16.23%	16.71%
Return on average assets	-1.99%	0.70%	1.06%	-0.81%	1.11%
Return on average assets - continuing operations	-1.99%	0.70%	1.06%	1.13%	1.15%
Net interest margin	2.89%	3.33%	3.28%	3.24%	3.28%
Efficiency ratio - continuing operations (A)	54.52%	49.87%	52.11%	53.03%	53.91%

           NOTE:  (A) – Computed on a tax equivalent basis excluding nonrecurring income and expense items and amortization of intangibles.

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Selected Balance Sheet Data

	For the Quarter Ended
Dollars in thousands, except per share amounts	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Assets	$1,567,325	$1,525,978	$1,465,110	$1,435,536	$1,340,679
Securities	327,648	307,232	302,029	300,066	279,289
Loans, net	1,145,606	1,130,483	1,079,223	1,052,489	986,437
Intangible assets	9,792	9,880	9,968	10,055	10,143
Retail deposits	663,569	634,007	652,148	652,296	638,633
Brokered time deposits	281,655	223,742	184,796	176,391	189,966
Short-term borrowings	98,316	147,900	93,950	172,055	124,699
Long-term borrowings and
subordinated debentures	434,016	419,775	431,918	335,327	283,268
Shareholders' equity	80,510	91,466	91,955	89,420	93,475

Book value per share	$10.86	$12.34	$12.41	$12.06	$12.63
Tangible book value per share	$9.54	$11.01	$11.07	$10.70	$11.26
Tangible equity / Tangible assets	4.5%	5.4%	5.6%	5.6%	6.3%
Tier 1 leverage ratio	6.2%	7.0%	7.8%	7.3%	8.1%

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Loan Composition

Dollars in thousands	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Commercial	$115,106	$112,793	$111,442	$92,599	$87,018
Commercial real estate	423,982	415,187	394,619	384,478	352,396
Construction and development	225,582	217,623	211,052	225,270	212,570
Residential real estate	366,989	361,009	336,985	322,640	305,016
Consumer	31,433	30,361	30,206	31,956	33,254
Other	6,240	6,206	6,395	6,641	6,794
Total loans	1,169,332	1,143,179	1,090,699	1,063,584	997,048
Less unearned fees and interest	2,293	2,347	1,878	1,903	1,884
Total loans net of unearned fees and interest	1,167,039	1,140,832	1,088,821	1,061,681	995,164
Less allowance for loan losses	21,433	10,349	9,598	9,192	8,727
Loans, net	$1,145,606	$1,130,483	$1,079,223	$1,052,489	$986,437

SUMMIT FINANCIAL GROUP INC. (NASDAQ: SMMF)
Retail Deposit Composition

Dollars in thousands	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Non interest bearing checking	$70,353	$68,912	$64,111	$65,727	$65,230
Interest bearing checking	182,383	194,255	201,820	222,825	230,491
Savings	58,678	60,245	53,427	40,845	39,596
Time deposits	352,155	310,595	332,790	322,899	303,316
Total retail deposits	$663,569	$634,007	$652,148	$652,296	$638,633

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Asset Quality Information
	For the Quarter Ended
Dollars in thousands	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Gross loan charge-offs	$969	$1,079	$646	$332	$599
Gross loan recoveries	(52)	(80)	(52)	(47)	(33)
Net loan charge-offs	$917	$999	$594	$285	$566

Net loan charge-offs to average loans (annualized)	0.32%	0.36%	0.22%	0.11%	0.23%
Allowance for loan losses	$21,433	$10,349	$9,598	$9,192	$8,727
Allowance for loan losses as a percentage
of period end loans	1.87%	0.91%	0.88%	0.86%	0.88%
Nonperforming assets:
Nonperforming loans	$59,845	$15,614	$13,957	$10,333	$6,916
Foreclosed properties and
other repossessed assets	2,284	2,546	2,205	2,058	815
Total	$62,129	$18,160	$16,162	$12,391	$7,731

Nonperforming loans to period end loans	5.13%	1.37%	1.28%	0.97%	0.69%
Nonperforming assets to period end assets	3.96%	1.19%	1.11%	0.86%	0.58%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Nonperforming Loans

	For the Quarter Ended
Dollars in thousands	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Commercial	$140	$81	$695	$716	$712
Commercial real estate	27,347	3,184	5,095	4,346	582
Construction and development	29,127	6,460	3,694	2,016	2,557
Residential real estate	2,799	5,521	4,247	3,012	2,871
Consumer	432	368	226	243	194
Total	$59,845	$15,614	$13,957	$10,333	$6,916

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Loans Past Due 30-89 Days

	For the Quarter Ended
Dollars in thousands	9/30/2008	6/30/2008	3/31/2008	12/31/2007	9/30/2007

Commercial	$706	$1,089	$321	$264	$87
Commercial real estate	1,407	24,606	1,249	1,604	2,278
Construction and development	1,996	9,919	1,059	997	817
Residential real estate	8,537	2,962	3,792	4,485	3,303
Consumer	1,140	979	946	1,335	984
Total	$13,786	$39,555	$7,367	$8,685	$7,469

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
Q3 2008 vs Q3 2007	Q3 2008			Q3 2007
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,144,923	$18,413	6.40%	$967,106	$19,790	8.12%
Tax-exempt	8,365	173	8.23%	9,523	192	8.00%
Securities
Taxable	269,735	3,563	5.25%	223,731	2,900	5.14%
Tax-exempt	50,484	820	6.46%	47,910	822	6.81%
Interest bearing deposits other banks
and Federal funds sold	295	2	2.70%	662	11	6.59%
Total interest earning assets	1,473,802	22,971	6.20%	1,248,932	23,715	7.53%

Noninterest earning assets
Cash & due from banks	20,936			14,356
Premises & equipment	22,047			22,103
Other assets	38,782			32,935
Allowance for loan losses	(11,053)			(8,939)
Total assets	$1,544,514			$1,309,387

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$187,442	$586	1.24%	$230,918	$1,969	3.38%
Savings deposits	60,584	261	1.71%	40,752	163	1.59%
Time deposits	585,197	5,857	3.98%	517,405	6,495	4.98%
Short-term borrowings	119,769	671	2.23%	89,941	1,180	5.21%
Long-term borrowings and
subordinated debentures	418,093	4,878	4.64%	263,968	3,573	5.37%
	1,371,085	12,253	3.56%	1,142,984	13,380	4.64%
Noninterest bearing liabilities
Demand deposits	78,012			66,079
Other liabilities	6,991			10,435
Total liabilities	1,456,088			1,219,498

Shareholders' equity	88,426			89,889
Total liabilities and
shareholders' equity	$1,544,514			$1,309,387

NET INTEREST EARNINGS		$10,718			$10,335

NET INTEREST YIELD ON EARNING ASSETS			2.89%			3.28%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Average Balance Sheet, Interest Earnings & Expenses and Average Rates
YTD 2008 vs YTD 2007
	For the Nine Months Ended September 30,			For the Nine Months Ended September 30,
	2008			2007
	Average	Earnings /	Yield /	Average	Earnings /	Yield /
Dollars in thousands	Balances	Expense	Rate	Balances	Expense	Rate

ASSETS
Interest earning assets
Loans, net of unearned interest
Taxable	$1,107,474	$57,824	6.97%	$945,496	$57,435	8.12%
Tax-exempt	8,647	529	8.17%	9,274	550	7.93%
Securities
Taxable	256,914	9,921	5.16%	214,602	8,216	5.12%
Tax-exempt	50,923	2,594	6.80%	46,931	2,419	6.89%
Interest bearing deposits other banks
and Federal funds sold	391	7	2.39%	1,190	43	4.83%
Total interest earning assets	1,424,349	70,875	6.65%	1,217,493	68,663	7.54%

Noninterest earning assets
Cash & due from banks	18,118			14,003
Premises & equipment	22,058			22,207
Other assets	37,579			29,132
Allowance for loan losses	(10,176)			(8,564)
Total assets	$1,491,928			$1,274,271

LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities
Interest bearing liabilities
Interest bearing
demand deposits	$198,246	$2,134	1.44%	$227,461	$6,120	3.60%
Savings deposits	54,583	668	1.63%	43,449	561	1.73%
Time deposits	536,493	17,461	4.35%	536,784	19,856	4.95%
Short-term borrowings	110,228	2,161	2.62%	78,002	3,098	5.31%
Long-term borrowings and
subordinated debentures	418,265	14,715	4.70%	227,914	9,226	5.41%
	1,317,815	37,139	3.76%	1,113,610	38,861	4.67%
Noninterest bearing liabilities
Demand deposits	74,153			64,028
Other liabilities	8,085			11,297
Total liabilities	1,400,053			1,188,935

Shareholders' equity	91,875			85,336
Total liabilities and
shareholders' equity	$1,491,928			$1,274,271

NET INTEREST EARNINGS		$33,736			$29,802

NET INTEREST YIELD ON EARNING ASSETS			3.16%			3.27%

SUMMIT FINANCIAL GROUP, INC. (NASDAQ: SMMF)
Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

	For the Quarter Ended		For the Nine Months Ended
Dollars in thousands (except per share amounts)	9/30/2008	9/30/2007	9/30/2008	9/30/2007

Income from continuing operations - excluding other-
than- temporary charge on securities and change in
fair value of interest rate swaps	$(4,842)	$3,281	$2,103	$9,232

Other-than-temporary impairment charge on securities	(4,495)	-	(6,036)	-
Applicable income tax effect	1,663	-	2,233	-
Change in fair value of interest rate swaps	-	752	705	694
Applicable income tax effect	-	(278)	(261)	(257)
	(2,832)	474	(3,359)	437

GAAP income from continuing operations	$(7,674)	$3,755	$(1,256)	$9,669

Diluted earnings per share from continuing operations -
excluding other-than-temporary impairment charge
on securities	$(0.65)	$0.44	$0.28	$1.27

Other-than-temporary impairment charge on securities	(0.60)	-	(0.81)	-
Applicable income tax effect	0.22	-	0.30	-
Change in fair value of interest rate swaps	-	0.10	0.09	0.10
Applicable income tax effect	-	(0.04)	(0.03)	(0.04)
	(0.38)	0.06	(0.45)	0.06

GAAP diluted earnings per share	$(1.03)	$0.50	$(0.17)	$1.33

Total revenue - excluding other-than-temporary
impairment charge on securities and change in fair
value of interest rate swaps	$12,704	$12,150	$39,829	$32,691

Other-than-temporary impairment charge on securities	(4,495)	-	(6,036)	-
Change in fair value of interest rate swaps	-	752	705	694
	(4,495)	752	(5,331)	694

GAAP total revenue	$8,209	$12,902	$34,498	$33,385

Non-interest income - excluding other-than-temporary
impairment charge on securities and change in fair
value of interest rate swaps	$2,320	$2,154	$7,132	$3,965

Other-than-temporary impairment charge on securities	(4,495)	-	(6,036)	-
Change in fair value of interest rate swaps	-	752	705	694
	(4,495)	752	(5,331)	694

GAAP non-interest income	$(2,175)	$2,906	$1,801	$4,659